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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) or 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  ST SPIN, INC.
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             (Exact Name of Registrant as it appears in its Charter)


             DELAWARE
       ---------------------                         -------------------------
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)



      3445 Peachtree Rd. NE, Suite 1400
              Atlanta, Georgia                                  30326
    --------------------------------------           -------------------------
   (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code          (404) 841-4000
                                                   ---------------------------

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
       ---------------------                    ------------------------------

  Common Stock, par value $0.01 per share                 NASDAQ


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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ITEM 1.  BUSINESS.

         The information required by this item is contained under the sections "New Strategic Technologies Business", "New Strategic Technologies Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors" and "Forward-Looking Statements" of, and in the combined financial statements included in, the Information Statement dated __________, 2000 included herewith as Exhibit 99.1 (the "Information Statement"), and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION.

         The information required by this item is contained under the sections "New Strategic Technologies Selected Financial Data", "New Strategic Technologies Management's Discussion and Analysis of Financial Condition and Results of Operations", "Forward-Looking Statements" and "Risk Factors" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

         The information required by this item is contained under the section "New Strategic Technologies Business--Properties" of the Information Statement, and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The information required by this item is contained under the section "New Strategic Technologies Security Ownership by Certain Beneficial Owners and Management" of the Information Statement, and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

         The information required by this item is contained under the section "New Strategic Technologies Management and Executive
Compensation--New Strategic Technologies Board of Directors" and "--New Strategic Technologies Executive Officers" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

         The information required by this item is contained under the section "New Strategic Technologies Management and Executive Compensation" of the Information Statement, and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The information required by this item is contained under the section "Relationship Between New Strategic Technologies and IMS HEALTH After the Distribution" of the Information Statement, and such section is incorporated herein by reference.



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ITEM 8.  LEGAL PROCEEDINGS.

         The information required by this item is contained under the section "New Strategic Technologies Business--Legal Proceedings and Contingencies" and "Risk Factors" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS.

         The information required by this item is contained under the sections "The Distribution--Listing and Trading of New Strategic Technologies Common Stock", "Relationship between New Strategic Technologies and IMS
HEALTH After the Distribution--Employee Benefits Agreement", "Dividend Policy", "New Strategic Technologies Management and Executive Compensation" and "Description of New Strategic Technologies Capital Stock" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         On June 5, 2000, as part of its original incorporation, the Registrant issued 100 shares of its common stock, for a total consideration of $1.00, to IMS Health Incorporated, which is and will be the Registrant's sole stockholder until the Distribution Date as defined and described in the section "The Distribution" of the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, IMS Health Incorporated will hold no capital stock of the Registrant.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by this item is contained under the section "Description of New Strategic Technologies Capital Stock" of the Information Statement, and such section is incorporated herein by reference, except for the information under the section "New Strategic Technologies Rights Plan", which is not incorporated by reference herein as the Registrant's preferred share purchase rights and shares of Series A Junior Participating Preferred Stock described under such section will be registered separately on a Registration Statement on Form 8-A.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The information required by this item is contained under the section "Description of the New Strategic Technologies Capital Stock--Indemnification and Limitation of Liability For Directors and Officers" of the Information Statement, and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         The information required by this item is (i) identified in the section "Index to Financial Statements" beginning on page F-1 of the Information Statement and contained under the section "Financial Statements and Schedule", (ii) included in the consolidated financial statements (including the notes thereto) of Walsh International, Inc. ("Walsh") as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 and the related report thereon appearing on pages F-1 to F-27 of Walsh's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 0-28202) and included herewith as Exhibit 99.5, and (iii) included in the unaudited consolidated financial statements (including the notes thereto) of Walsh as of March 31, 1998 and 1997 and for the three-month and nine-month periods then ended appearing on pages 3 to 9 of

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Walsh's Quarterly Report on Form 10-Q for the three-month period ended March 31,
1998 and included herewith as Exhibit 99.6. Such section and such Exhibits are incorporated herein by reference.

ITEM 14.  DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
          MATTERS.

         None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements

         The information required by this item is contained in the section "Index to Financial Statements" beginning on page F-1 of the Information Statement and such information is incorporated herein by reference.

         (b) Exhibits


       Exhibit No.          Description
      -----------           -----------

         3.1      Form of Restated Certificate of Incorporation of ST Spin,
                  Inc.*

         3.2      Form of Amended and Restated By-Laws of ST Spin, Inc.*

         4.1      Specimen Common Stock Certificate*

         10.1 Form of Distribution Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.2 Form of Data Rights Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.3 Form of Tax Allocation Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.4 Form of Employee Benefits Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.5 Form of Data Processing Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.6 Form of Sublease Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.7 Form of Corporate Services Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.8 Form of Shared Transaction Services Agreement between IMS Health Incorporated and ST Spin, Inc.*


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         21.1     List of Subsidiaries.*

         23.1     Consent of Independent Certified Public Accountants.

         27.1     Financial Data Schedule.*

         99.1     Information Statement dated ______, 2000.

         99.2 Letter of President and Chief Executive Officer to stockholders of IMS Health Incorporated.

         99.3     Letter of Chief Executive Officer to stockholders of ST Spin,
                  Inc.

         99.4 Form of Rights Agreement between ST Spin, Inc. and EquiServe Trust Company, as Rights Agent.*

         99.5 Pages F-1 to F-27 of Annual Report on Form 10-K for the fiscal year ended June 30, 1997 of Walsh International, Inc. (File No. 0-28202).*

         99.6 Pages 3 to 9 of Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998 of Walsh International, Inc.*

-------------------
* To be filed by Amendment




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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  ST SPIN, INC.


                                  By: /s/ James C. Malone
                                      -------------------------
                                     Name:  James C. Malone
                                     Title: Vice President and
                                            Chief Financial Officer

Date:  June 9, 2000










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                                  EXHIBIT INDEX


         The following documents are filed as exhibits hereto:


         Exhibit No.          Description
         -----------          -----------

         3.1      Form of Restated Certificate of Incorporation of ST Spin,
                  Inc.*

         3.2      Form of Amended and Restated By-Laws of ST Spin, Inc.*

         4.1      Specimen Common Stock Certificate*

         10.1 Form of Distribution Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.2 Form of Data Rights Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.3 Form of Tax Allocation Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.4 Form of Employee Benefits Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.5 Form of Data Processing Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.6 Form of Sublease Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.7 Form of Corporate Services Agreement between IMS Health Incorporated and ST Spin, Inc.*

         10.8 Form of Shared Transaction Services Agreement between IMS Health Incorporated and ST Spin, Inc.*

         21.1     List of Subsidiaries.*

         23.1     Consent of Independent Certified Public Accountants.

         27.1     Financial Data Schedule.*

         99.1     Information Statement dated ______, 2000.

         99.2 Letter of President and Chief Executive Officer to stockholders of IMS Health Incorporated.



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         99.3     Letter of Chief Executive Officer to stockholders of ST Spin,
                  Inc.

         99.4 Form of Rights Agreement between ST Spin, Inc. and EquiServe Trust Company, as Rights Agent.*

         99.5 Pages F-1 to F-27 of Annual Report on Form 10-K for the fiscal year ended June 30, 1997 of Walsh International, Inc. (File No. 0-28202).*

         99.6 Pages 3 to 9 of Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998 of Walsh International, Inc.*





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